Exhibit 10.4

WARRANT

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ITS TERMS, INCLUDING THE TRANSFER RESTRICTIONS SET FORTH IN ARTICLE IV BELOW, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

Warrant Certificate No.:  01

Original Issue Date:  March 2, 2017

This WARRANT dated as of March 2, 2017 (the “Warrant”), between CARBO Ceramics Inc., a Delaware corporation (the “Company”), and Wilks Brothers, LLC, a Texas limited liability company (the “Initial Holder” and the Initial Holder and any person who acquires this Warrant in accordance with the restrictions set forth herein, the “Holder”).

WHEREAS, the Company has entered into that certain Amended and Restated Credit Agreement, dated as of March 2, 2017, pursuant to which the Initial Holder has agreed to provide certain financing to the Company (the “Credit Agreement”).

WHEREAS, in connection with entry into the Credit Agreement, the Company has agreed to issue this Warrant to the Initial Holder, entitling the Initial Holder to purchase the number of shares of Common Stock set forth in Section 2.01, subject to adjustment as provided in, and subject to the other provisions of, this Warrant.

WHEREAS, in connection with entry into the Credit Agreement and the Warrant, the Company and the Initial Holder have entered into an agreement (the “Stockholder Agreement”), dated as of the date hereof pursuant to which the Initial Holder and the Company have agreed to certain other matters, including certain registration rights with respect to the Warrant Shares and that the Company shall request that the stockholders of the Company approve the issuance of 523,022 shares of Common Stock to the Initial Holder upon exercise of this Warrant in accordance with Section 312 of the New York Stock Exchange Listed Company Manual (such approval, the “Stockholder Approval”).

NOW, THEREFORE, each party agrees as follows for the benefit of the other party hereto:

Article I

DEFINITIONS

Section 1.01. Definitions.

“Accredited Investor” has the meaning ascribed to such term in Regulation D under the Securities Act.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Holder for purposes of this Warrant.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Owner” or “Beneficially Own” have the meanings given to such terms in Rule 13d-3 under the Exchange Act as in effect on the Original Issue Date.

“Board” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Code” has the meaning set forth in Section 2.04(b).

“Common Stock” means collectively, the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the Preamble.

“Constituent Person” has the meaning set forth in Section 3.03.

“Credit Agreement” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 3.03.

“Exercise Date” means the day on which the Warrant is exercised pursuant to Section 2.03; provided, that if the date the exercise procedures set forth in Section 2.03 are satisfied is not a Business Day, then the Exercise Date will be deemed to be the immediately following Business Day.

“Exercise Price” has the meaning set forth in Section 2.01.

“Expiration Date” has the meaning set forth in Section 2.02.

“Holder” has the meaning set forth in the Preamble.

“Initial Holder” has the meaning set forth in the Preamble.

“Market Disruption Event” means the occurrence or existence for more than a one‑half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Market Price” means with respect to the Common Stock or any other security for which a Market Price must be determined, (x) the average closing price of a share of such securities as reported on the principal national securities exchange on which the shares of such securities are listed or admitted for trading, (y) if not listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices of a share of such securities in the over-the-counter market as reported by the Nasdaq National Market or any comparable system or (z) in all other cases, as determined in good faith by the Board of Directors of the Company, following the receipt of a valuation by an independent bank of national standing selected by the Board of Directors.  The Market Price shall be determined without reference to extended or after hours trading.  In the case of clause (x) or (y), the average closing price shall be averaged over a period of fifteen (15) consecutive Trading Days consisting of the day immediately preceding the day on which the “Market Price” is being determined and the fourteen (14) consecutive Trading Days prior to such day.

“Original Issue Date” means March 2, 2017.

“Person” includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Permitted Transferee” has the meaning set forth in Section 4.01(a).

“Regulation D” means Regulation D as promulgated under the Securities Act and any successor thereto as in effect from time to time.

“Reorganization Event” has the meaning set forth in Section 3.03.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor thereto as in effect from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Agreement” has the meaning set forth in the Preamble.

“Stockholder Approval” has the meaning set forth in the Preamble.

“Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) there is no Market Disruption Event; provided, that if the Common Stock (or other security for which a Market Price must be determined) is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Market Price (excluding the last two sentences of that definition), Trading Day means any Business Day.

“Transfer” by any Person means, with respect to the Warrant or any Warrant Shares, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, the Warrant or Warrant Shares Beneficially Owned by such Person or of any interest (including any voting interest) in the Warrant or Warrant Shares Beneficially Owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Warrant, a Transfer shall not include (i) the exercise of the Warrant or (ii) the redemption or other acquisition of the Warrant by the Company.

“Warrant” has the meaning given to such term in the Preamble.

“Warrant Exercise Notice” has the meaning set forth in Section 2.03.

“Warrant Shares” mean the shares of Common Stock for which the Warrant is exercisable or which have been issued upon exercise of the Warrant.

Section 1.02. Rules of Construction.  Wherever required by the context of this Warrant:

(a) the singular shall include the plural and vice versa;

(b) the masculine gender shall include the feminine and neuter genders and vice versa;

(c) references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time;

(d) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Warrant;

(e) all exhibit references not attributed to a particular document shall be references to the exhibits to this Warrant;

(f) the word “or” is not exclusive;

(g) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation;”

(h) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular section, paragraph or subdivision;

(i) the article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Warrant and will not be deemed to limit or otherwise affect any of the provisions hereof; and

(j) all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

Article II

EXERCISE AND EXPIRATION TERMS

Section 2.01. Exercise.

(a) From and after the Original Issue Date, this Warrant shall entitle the Holder to purchase (subject to the terms and conditions contained herein, including Section 2.01(b)) 523,022 shares of Common Stock at a price of $14.91 per share of Common Stock (the “Exercise Price”), in each case subject to adjustment pursuant to Article III.

(b) Notwithstanding anything to the contrary contained herein, until receipt of the Stockholder Approval the Holder shall not be entitled to exercise this Warrant to the extent that the number of shares of Common Stock to be purchased upon such exercise, plus the number of shares of Common Stock purchased on any prior exercise of this Warrant, exceeds 271,414 shares of Common Stock.

(c) The Warrant shall be exercisable at the option of the Holder at any time from and after the Original Issue Date and on or prior to the Expiration Date.

Section 2.02. Expiration of the Warrant.  The Warrant shall expire at 11:59 p.m., New York City time, on December 31, 2022 (the “Expiration Date”), and the Warrant may not be exercised thereafter.

Section 2.03. Manner of Exercise.

(a) The Warrant may be exercised by the surrender to the Company at the office of the Company of this Warrant together with the form of election attached hereto as Exhibit A (the “Warrant Exercise Notice”) duly filled in and signed by the Holder, stipulating the applicable number of Warrant Shares to be exercised, the manner of payment of the Warrant together with payment to the Company of the aggregate Exercise Price due in respect of such exercise as provided in the immediately following sentence. Such payment shall be made, at the option of the Holder, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to an account designated by the Company for such purpose, in an amount equal to the product of (A) the Exercise Price as of the Exercise Date and (B) the number of Warrant Shares to be exercised as set forth in such Warrant Exercise Notice.  The rights represented by the Warrant shall be exercisable at the election of the Holder either in full at any time or from time to time in part.  Notwithstanding anything to the contrary in this Warrant, a Warrant Exercise Notice will become irrevocable when executed and delivered to the Company.

(b) Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the Warrant Shares being issued in accordance with Section 2.04 hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant.  Such new Warrant shall in all other respects be identical to this Warrant.

Section 2.04. Issuance of Warrant Shares.

(a) Subject to the other provisions of this Warrant, no later than the third Business Day following the Exercise Date of the Warrant, the Company shall issue and cause the Company’s stock transfer agent to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the number of Warrant Shares so purchased upon the exercise of such Warrant, together with any cash to be paid in respect of any fractional Warrant Shares pursuant to Section 2.05; provided, however, that, at the Company’s election, the Company may deliver such Warrant Shares in uncertificated form.  The Person in whose name any Warrant Share is to be issued upon exercise of the Warrant in accordance with its terms will be deemed to become the holder of record of such Warrant Share as of the related Exercise Date.

(b) The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on the issuance of shares of Common Stock upon the exercise of the Warrant, provided, that the Holder of the Warrant shall pay any tax or governmental charge that may be imposed with respect to any applicable withholding or any tax which is due because the Holder requests any such shares of Common Stock to be issued in a name other than the Holder’s name if such taxes would not have been due had such shares of Common Stock been issued in the Holder’s name.  Notwithstanding anything to the contrary, if the Company is required to pay withholding taxes or backup withholding on or with respect to any deemed (or constructive) distribution on behalf of the Holder of the Warrant under Section 305(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (including as a result of an adjustment pursuant to Article III or the lack thereof), the Company may, at its option, set off such payments against subsequent deliveries of, or with respect to, the Warrant.

Section 2.05. Fractional Warrant Shares.  Notwithstanding anything to the contrary in this Warrant, the Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section 2.05, be issuable upon the exercise of the Warrant, the Company shall, in lieu of issuing fractional shares, either (i) pay an amount in cash equal to the Market Price per Warrant Share on the Exercise Date, multiplied by such fraction, computed to the nearest whole cent or (ii) deliver an additional whole share of Common Stock.

Section 2.06. Reservation and Authorization of Warrant Shares.

(a) At any time that the Warrant is outstanding, the Company shall take all lawful action within its control to reserve a sufficient number of authorized but unissued shares of Common Stock to satisfy the exercise requirements of the Warrant (giving effect to any adjustments to the number of shares of Common Stock to be issued upon exercise of the Warrants pursuant to Article III).

(b) Before taking any action which would cause an adjustment pursuant to Article III to reduce the Exercise Price below the then-par value of the Common Stock, the Company shall use its commercially reasonable efforts to take any and all corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

(c) The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests created by the Company with respect to the issue thereof (other than restrictions arising under applicable securities laws or liens created by the Holder).

Section 2.07. Stock Exchange Listing.  The Company shall from time to time use its commercially reasonable efforts to take all actions that may be necessary so that the Warrant Shares, after their issuance upon the exercise of the Warrant, will be listed on the principal securities exchange or other market within the United States of America, if any, on which other shares of Common Stock are then listed (including all actions that may be required under any federal or state law now or in the future applicable to any such listing or any applicable governing rule or regulation of such securities exchange or other market).

Section 2.08. Replacement of Warrant on Loss. Upon receipt of evidence of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity, in each case reasonably satisfactory to the Company and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

Article III

ANTIDILUTION AND RELATED PROVISIONS

Section 3.01. Adjustment for Change In Capital Stock.

(a) Excluding distributions covered by Section 3.01(b), if the Company (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Common Stock; (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares; (iii) combines its outstanding shares of any class of Common Stock into a smaller number of shares; or (iv) makes a distribution on any class of its Common Stock in shares of its Capital Stock (other than such class of Common Stock) or in the form of any other security (including, without limitation, any rights, options or warrants to acquire any security); then, the Exercise Price and number and class of Warrant Shares to be issued for the Warrant shall be proportionately adjusted and/or changed such that the Holder of the Warrant shall be entitled to receive the aggregate number and kind of shares of Common Stock, Capital Stock or other securities which the Holder would have owned or would have been entitled to receive if the Warrant had been exercised immediately prior to such action.  Distributions or adjustments pursuant to this Section 3.01(a) shall be made successively whenever any event listed in (i) – (iv) above shall occur.  Distributions and adjustments to the Warrant shall become effective immediately after the effective date of the related action or event.

(b) If the Company at any time or from time to time after the date hereof shall distribute to all holders of its Common Stock rights, options, warrants or other securities exercisable for or convertible into Common Stock at a price per share of Common Stock less than the Market Price of the Common Stock on the record date for such distribution, then, in each case, the relevant Exercise Price shall be adjusted in accordance with the following formula:

E2 = E1 x [ [O + (N x P)] ÷ (O + N)]

                    M

where:

E2 = the adjusted Exercise Price.

E1 = the current Exercise Price.

O = the number of shares of Common Stock outstanding on the record date for such distribution.

N = the number of additional shares of Common Stock issuable pursuant to such rights, options, warrants or other securities.

P = the exercise price per share of the additional shares of Common Stock issuable pursuant to such rights, options, warrants or other securities.

M = the Market Price of the Common Stock on the record date for such distribution.

The adjustment shall be made successively whenever any such options, warrants or other rights (however classified) are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the options, warrants or other rights (however classified). If at the end of the period during which such rights, options or warrants are exercisable, not all options, warrants or other rights (however classified) shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

Section 3.02. When No Adjustment Required.

(a) No other adjustments are required to be made under this Article III other than as expressly specified herein, including the amount of any dividend or distribution in cash or other assets (other than Common Stock or Capital Stock pursuant to Section 3.01) or any issuance of Common Stock or other interests exchangeable for or convertible into Common Stock.

(b) No adjustment shall be made to the Exercise Price or the number and class of Warrant Shares to be issued for the Warrant for any event listed in (i) – (iv) of Section 3.01(a) if the Company makes provisions for the Holder to participate in such transaction without exercising the Warrant on a basis and with notice that the Board determines in good faith to be fair and appropriate.

(c) If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then no adjustment to the Exercise Price or the number and class of Warrant Shares to be issued for the Warrant then in effect shall be required by reason of the taking of such record.

Section 3.03. Reorganization Events.

(a) In the event of any reclassification, recapitalization or reorganization of the Common Stock (other than in connection with an event to which Section 3.01 applies) or any statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, or the sale of all or substantially all of the Company’s assets, pursuant to which, in any such case, the Common Stock is changed or converted into, or exchanged for, or entitled to receive, cash, securities or other property of the Company or another Person (each of which is referred to as a “Reorganization Event”), the Warrant will, without the consent of the Holder and subject to Section 3.03(b), remain outstanding, but shall become exercisable for the number, kind and amount of securities, cash and other property (the “Exchange Property”) that the Holder of the Warrant would have received in such Reorganization Event had the Holder exercised the Warrant into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event.  The Company shall not affect any such Reorganization Event unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such transaction or the entity purchasing such assets assumes by written instrument the obligation to deliver to the Holder such Exchange Property as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.  For this purpose,

(i) if the Reorganization Event provides for different treatment of Common Stock held by the Person (other than the Company) that is a party to such Reorganization Event (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, the Holder shall be deemed to not be a Constituent Person or an Affiliate of a Constituent Person; and

(ii) if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event (other than shares held by a Constituent Person or an Affiliate thereof), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (other than the Constituent Person and its Affiliates).

(b) Successive Reorganization Events.  The provisions of Section 3.03(a) shall similarly apply to successive Reorganization Events and the provisions of Article III shall apply to any securities received by the holders of the Common Stock in any such Reorganization Event.

Section 3.04. Notice of Certain Transactions.  In the event that (a) the Board authorizes any of the actions listed in Section 3.01(b) or in clauses (i) – (iv) of Section 3.01(a) or (b) the Company enters into a binding agreement for a Reorganization Event, the Company shall send to the Holder a notice of such action or agreement. Such notice shall specify the record date (if applicable) for such action, or the date such action is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and the Warrant and the manner in which any election to be made by the Holder shall be notified to the Company.  Such notice shall be given at least ten (10) Business Days prior to any applicable record date or the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

Section 3.05. Stockholder Rights Plans.  To the extent the Company has a rights plan in effect upon exercise of the Warrant, the Holder shall receive, in addition to any shares of Common Stock issuable upon such exercise, the associated rights issued under such rights plan unless, prior to exercise, the rights have separated from the Common Stock, in which case, the Company shall distribute to the Holder the number of such rights as the Holder would have been entitled to receive if the Warrant had been exercised immediately prior to such separation, subject to readjustment in the event of the expiration, termination or redemption of such rights.  In lieu of any such adjustment, the Company may amend such applicable rights plan to provide that upon exercise of Warrant the Holder will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable rights plan.

Article IV

TRANSFERS

Section 4.01. Transfer Restrictions Generally.

(a) The Holder may, subject to compliance with the terms and conditions of the Stockholder Agreement and applicable law, Transfer the Warrant (in whole, but not any portion thereof) without the Company’s prior written consent to any Person that, pursuant to an instrument reasonably acceptable to the Company, including, if required by the Company, an opinion of its counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act, agrees to be bound by the provisions of this Warrant as if it were the Holder hereunder (a “Permitted Transferee”).  Any purported Transfer that does not comply with all applicable terms of this Warrant shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Transfer. The Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge required to be paid in connection with any permitted Transfer of the Warrant.

(b) Notwithstanding the foregoing, the Initial Holder or any Permitted Transferee thereof may, upon not less than five (5) Business Days prior written notice to the Company, create a security interest, lien or charge on the Warrant, or with respect to the Warrant, in favor of a financial institution in the ordinary course of business, which security interest, lien or charge shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfers in Section 4.01(a) and this Warrant may thereafter be Transferred to such financial institution solely in connection with an exercise of remedies by such financial institution.  Such financial institution shall be subject to all terms and conditions of this Warrant (including the transfer restrictions set forth in this Article IV).

Section 4.02. Compliance with the Securities Act.

(a) Unless issued pursuant to an effective registration statement, all Warrant Shares issued upon exercise of the Warrant shall bear a legend in substantially the following form:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) OTHERWISE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH OF CASES (I) THROUGH (IV), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(b) In connection with a Transfer of Warrant Shares pursuant to clause (II) in the legend set forth in Section 4.02(a), the Company shall promptly cause the legend to be removed from any such Warrant Shares upon delivery by the holder of such Warrant Share(s) to the Company and/or and the transfer agent for such shares of Common Stock such legal opinions, certificates or other documentation or evidence as may reasonably be required by either of them to determine that such transfer complies with the Securities Act and other applicable U.S. securities laws.

(c) Representations of the Holder. In connection with the issuance of the Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of the Warrant as follows:

(i) The Holder acknowledges that the offer and sale of the Warrant and the Warrant Shares to be issued upon exercise thereof have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Warrant or Warrant Shares issued pursuant to the Warrant, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(ii) The Holder is an Accredited Investor.  The Holder is acquiring the Warrant and the Warrant Shares to be issued upon exercise thereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant or the Warrant Shares.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares.  The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

Article V

MISCELLANEOUS

Section 5.01. Rights of the Holder.  Except as expressly contemplated by Section 3.04 hereof, nothing contained in this Warrant shall be construed as conferring upon the Holder the right to (i) receive notice of or vote at any meeting of the stockholders, (ii) consent to any action of the stockholders, (iii) receive notice of any other proceedings of the Company, (iv) without limiting the provisions of Article III, receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date precedes, the date of the exercise of the Warrant or (v) exercise any other rights whatsoever as stockholders of the Company.

Section 5.02. Termination.  This Warrant shall terminate upon the earlier to occur of (i) the date on which all of the Warrant Shares underlying the Warrant have been exercised, exchanged or converted into shares of Common Stock and (ii) the date on which the Warrant has expired pursuant to the terms of Section 2.02. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Warrant prior to any such termination.

Section 5.03. Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment, restatement, amendment and restatement, or waiver of any provision of this Warrant shall be effective unless executed by the Company and the Holder.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.04. Successors, Assigns and Permitted Transferees.  This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  Except as contemplated by Section 4.01, none of the parties may assign any of their rights and delegate any of their obligations hereunder without the prior written consent of the other parties.  Any purported assignment in violation of this Section 5.04 shall be null and void.

Section 5.05. Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or e-mail, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if sent overnight by registered or certified mail, return receipt requested, postage prepaid.  Any notice received on a day that is not a Business Day or after 5:00 pm Eastern time on any day shall be deemed received on the next following Business Day.  All notices hereunder shall be sent as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Holder:

Wilks Brothers, LLC

17010 IH-20

Cisco, TX 76437

Attention:	Morgan Neff
Matthew Wilks
Facsimile:	(817) 850-3698
Email:	MNeff@wilksbrothers.com
MWilks@ie-llc.net

with a copy to (which copy alone shall not constitute notice):

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Attention:     John F. Storz

Facsimile:    (212) 209-4801

Email:       jstorz@brownrudnick.com

(b)If to the Company:

CARBO Ceramics Inc.

575 North Dairy Ashford, Suite 300

Houston, Texas 77079

Attention:     Ernesto Bautista III

Facsimile: (281) 931-8302

Email: ernesto.bautista@carboceramics.com

with a copy to (which copy alone shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:     Christopher E. Austin
Facsimile:     (212) 225‑3999
Email:           caustin@cgsh.com

Each party hereto may designate by written notice to the other parties hereto additional or different addresses for subsequent notices or communications.

Section 5.06. Further Assurances.  At any time or from time to time after the Original Issue Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 5.07. Entire Agreement.  Except as otherwise expressly set forth herein, this Warrant together with the Credit Agreement and the Stockholder Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 5.08. Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Warrant, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Warrant or any waiver on such party’s part of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant, by law or otherwise afforded to any party shall be cumulative and not alternative.

Section 5.09. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b) All actions and proceedings arising out of or relating to this Warrant (whether in contract or tort or by statute or otherwise) shall be heard and determined in the Court of Chancery of the State of Delaware located in the City of Wilmington, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the federal courts of the United States of America located in the City of Wilmington in the State of Delaware; and the Company and the Holder hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding.  The Company and the Holder agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) THE COMPANY AND THE HOLDER ACKNOWLEDGE AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT OR TORT OR BY STATUTE OR OTHERWISE) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT:  (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.09.

Section 5.10. Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 5.11. Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Warrant are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, without any requirement to provide security or post a bond.

Section 5.12. Titles and Subtitles.  The titles of the sections and subsections of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

Section 5.13. No Third-Party Beneficiaries.  This Warrant shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Warrant, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Warrant.  This Warrant may be amended or terminated, and any provision of this Warrant may be waived, in accordance with the terms hereof without the consent of any Person other than the parties hereto.

Section 5.14. Counterparts; Facsimile Signatures. This Warrant may be executed in two or more counterparts and delivered by facsimile, portable document format or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed as of the date first written above.

CARBO Ceramics Inc.

By:	/s/ Ernesto Bautista III
Name:	Ernesto Bautista III
Title:	Vice President and Chief Financial Officer

Wilks Brothers, LLC

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew Wilks
Name:	Matthew Wilks
Title:	Portfolio Manager and Vice President of Capital Investments

Signature Page to Warrant

EXHIBIT A

FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of the warrant)

CARBO Ceramics inc.

The undersigned hereby irrevocably elects to exercise the Warrant, dated as of March 2, 2017, by and between CARBO Ceramics Inc. and Wilks Brothers, LLC (the “Warrant”), for _____________ shares of common stock, par value $0.01 per share (the “Common Stock”) at the Exercise Price in effect on the Exercise Date, and otherwise on the terms and conditions specified in the Warrant, and the undersigned hereby surrenders the Warrant and all right, title and interest therein to CARBO Ceramics Inc. (subject to Section 2.03(b) of the Warrant) and directs that the shares of Common Stock deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto.

In connection with the foregoing exercise, the undersigned hereby elects to pay the Exercise Price therefor as follows (check one):

☐	in cash;
☐	by certified or official bank check;
☐	or by wire transfer,

in each case as provided in, and subject to, the Warrant.  Capitalized terms used in this Election to Purchase without definition will have the respective meanings ascribed to them in the Warrant.

Date:

(Warrant Holder)

By:

(Authorized Signature)

Name:
Address:

Telephone:

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code: